Exhibit 99.1

News Release
For Immediate Release: November 7, 2023
H&R Block Reports Fiscal 2024 First Quarter Results; Full Year Outlook Reaffirmed
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) (the "Company") today released its financial results1 for the fiscal 2024 first quarter ended September 30, 2023.
•First quarter revenue was $183.8 million, an increase of 2% to the prior year
•The Company reaffirmed its previously announced outlook for fiscal year 2024
•Repurchased $132.0 million of shares, retiring another 2% of shares outstanding during the first quarter
"We had a good start to the year and are reaffirming our outlook," said Jeff Jones, H&R Block's president and chief executive officer. "We continue to make progress across our Block Horizons imperatives, and we remain committed to delivering value to shareholders through our capital allocation. I am proud of the work that is being done and feel well-positioned to deliver results this fiscal year."
Fiscal 2024 First Quarter Results and Key Financial Metrics
"First quarter results met expectations and we repurchased another $132.0 million of shares outstanding," said Tony Bowen, H&R Block's chief financial officer. "Our financial position is strong as we head into the second quarter."
•Total revenue of $183.8 million increased by $3.8 million, or 2%, to the prior year. The increase was primarily due to higher U.S. assisted tax preparation revenues driven by an increase in net average charge, partially offset by lower Emerald Card® revenues.
•Total operating expenses of $390.1 million increased by $1.0 million, as a result of higher corporate wages and bad debt, partially offset by lower marketing and advertising and consulting expenses.
•Pretax loss decreased by $9.0 million to $212.4 million, primarily due to higher revenues and interest income in the current year.
•Loss per share from continuing operations2 increased from $(1.05) to $(1.11) and adjusted loss per share from continuing operations2 increased from $(0.99) to $(1.05), due to fewer shares outstanding.
Capital Allocation
The Company reported the following related to its capital structure:
•Repurchased and retired 3.3 million shares at an aggregate price of $132.0 million, or $40.43 per share in Q1.
•The Company has approximately $568.1 million remaining on its $1.25 billion share repurchase authorization available through fiscal year 2025.
1All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2All per share amounts are based on fully diluted shares at the end of the corresponding period. The company reports non-GAAP financial measures of performance, including adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, free cash flow, and free cash flow yield, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

•As previously announced, a quarterly cash dividend of $0.32 per share is payable on January 4, 2024 to shareholders of record as of December 5, 2023. H&R Block has paid quarterly dividends consecutively since the Company became public in 1962.
Since 2016, the Company has returned more than $3.5 billion to shareholders in the form of share repurchases and dividends, buying back over 38% of its shares outstanding3.
Fiscal Year 2024 Outlook Reaffirmed
The Company continues to expect:
•Revenue to be in the range of $3.530 to $3.585 billion.
•EBITDA4 to be in the range of $930 to $965 million.
•Effective tax rate to be approximately 23%.
•Adjusted Diluted Earnings Per Share4 to be in the range of $4.10 to $4.30.
Conference Call
A conference call for analysts, institutional investors, and shareholders will be held at 4:30 p.m. Eastern time on Tuesday, November 7, 2023. During the conference call the company will discuss fiscal 2024 first quarter results, outlook, and give a general business update. To join live, participants must register at https://register.vevent.com/register/BIc49f8941ac46494e8665e8f15794a2dc. Once registered, the participant will receive a dial-in number and unique PIN to access the call. Please join approximately 5 minutes prior to the scheduled start time.
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The webcast can be accessed directly at https://edge.media-server.com/mmc/p/973awt3i and will be available for replay 2 hours after the call is concluded and continuing for 90 days.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation services, financial products, and small-business solutions. The company blends digital innovation with human expertise and care as it helps people get the best outcome at tax time and also be better with money using its mobile banking app, Spruce. Through Block Advisors and Wave, the company helps small-business owners thrive with year-round bookkeeping, payroll, advisory, and payment processing solutions. For more information, visit H&R Block News.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements
3Shares outstanding calculated as of April 30, 2016.
4Adjusted EPS and EBITDA from continuing operations are non-GAAP financial measures. Future period non-GAAP outlook includes adjustments for items not indicative of our core operations, which may include, without limitation, items described in the below section titled “Non-GAAP Financial Information” and in the accompanying tables. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual, or unanticipated charges, expenses or gains, or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP outlook to the most comparable GAAP measures.

that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They may also include the expected impact of external events beyond the Company’s control, such as outbreaks of infectious disease (including the COVID-19 pandemic), severe weather events, natural or manmade disasters, or changes in the regulatory environment in which we operate. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the most recently completed fiscal year in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at https://investors.hrblock.com. In addition, factors that may cause the Company’s actual estimated effective tax rate to differ from estimates include the Company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the Company has made, future actions of the Company, or increases in applicable tax rates in jurisdictions where the Company operates. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information

Investor Relations:	Michaella Gallina, (816) 854-3022, michaella.gallina@hrblock.com
Jordyn Eskijian, (816) 854-5674, jordyn.eskijian@hrblock.com
Media Relations:	Heather Woodard, (660) 864-3836, heather.woodard@hrblock.com

TABLES FOLLOW

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended September 30,
	2023	2022
REVENUES:
U.S. tax preparation and related services:
Assisted tax preparation	$39,263	$36,312
Royalties	5,701	6,228
DIY tax preparation	3,848	3,158
Refund Transfers	1,142	1,284
Peace of Mind® Extended Service Plan	24,847	24,770
Tax Identity Shield®	4,580	5,167
Other	10,980	9,360
Total U.S. tax preparation and related services	90,361	86,279
Financial services:
Emerald Card® and SpruceSM	8,633	11,612
Interest and fee income on Emerald AdvanceSM	298	614
Total financial services	8,931	12,226
International	60,565	58,834
Wave	23,943	22,646
Total revenues	$183,800	$179,985
Compensation and benefits:
Field wages	62,435	61,673
Other wages	72,098	63,753
Benefits and other compensation	35,248	34,832
	169,781	160,258
Occupancy	99,285	97,590
Marketing and advertising	5,481	10,649
Depreciation and amortization	30,225	33,624
Bad debt	4,798	329
Other	80,556	86,646
Total operating expenses	390,126	389,096
Other income (expense), net	9,836	3,611
Interest expense on borrowings	(15,870)	(15,824)
Pretax loss	(212,360)	(221,324)
Income tax benefit	(49,487)	(53,957)
Net loss from continuing operations	(162,873)	(167,367)
Net loss from discontinued operations	(609)	(1,054)
Net loss	$(163,482)	$(168,421)
BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.11)	$(1.05)
Discontinued operations	(0.01)	(0.01)
Consolidated	$(1.12)	$(1.06)
WEIGHTED AVERAGE DILUTED SHARES	146,273	159,284
Adjusted diluted EPS (1)	$(1.05)	$(0.99)
EBITDA (1)	$(166,265)	$(171,876)

(1) All non-GAAP measures are results from continuing operations. See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	September 30, 2023	June 30, 2023

ASSETS
Cash and cash equivalents	$426,990	$986,975
Cash and cash equivalents - restricted	30,570	28,341
Receivables, net	60,330	59,987
Income taxes receivable	42,136	35,910
Prepaid expenses and other current assets	71,814	76,273
Total current assets	631,840	1,187,486
Property and equipment, net	131,667	130,015
Operating lease right of use assets	412,415	438,299
Intangible assets, net	267,512	277,043
Goodwill	770,820	775,453
Deferred tax assets and income taxes receivable	248,642	211,391
Other noncurrent assets	48,156	52,571
Total assets	$2,511,052	$3,072,258
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$149,892	$159,901
Accrued salaries, wages and payroll taxes	51,986	95,154
Accrued income taxes and reserves for uncertain tax positions	205,919	271,800
Operating lease liabilities	195,685	205,391
Deferred revenue and other current liabilities	189,304	206,536
Total current liabilities	792,786	938,782
Long-term debt	1,489,514	1,488,974
Deferred tax liabilities and reserves for uncertain tax positions	265,621	264,567
Operating lease liabilities	224,365	240,543
Deferred revenue and other noncurrent liabilities	83,650	107,328
Total liabilities	2,855,936	3,040,194
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	1,757	1,789
Additional paid-in capital	740,434	770,376
Accumulated other comprehensive loss	(48,013)	(37,099)
Retained deficit	(393,621)	(48,677)
Less treasury shares, at cost	(645,441)	(654,325)
Total stockholders' equity (deficiency)	(344,884)	32,064
Total liabilities and stockholders' equity	$2,511,052	$3,072,258

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended September 30,	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(163,482)	$(168,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,225	33,624
Provision for credit losses	1,098	1,077
Deferred taxes	(37,757)	16,918
Stock-based compensation	7,550	7,654
Changes in assets and liabilities, net of acquisitions:
Receivables	4,981	3,702
Prepaid expenses, other current and noncurrent assets	6,396	(2,669)
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(71,202)	(129,908)
Deferred revenue, other current and noncurrent liabilities	(42,657)	(41,549)
Income tax receivables, accrued income taxes and income tax reserves	(70,301)	(41,659)
Other, net	160	(435)
Net cash used in operating activities	(334,989)	(321,666)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,916)	(16,161)
Payments made for business acquisitions, net of cash acquired	(6,919)	(16,507)
Franchise loans funded	(5,380)	(6,686)
Payments from franchisees	937	2,270
Other, net	388	(274)
Net cash used in investing activities	(23,890)	(37,358)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(42,953)	(43,093)
Repurchase of common stock, including shares surrendered	(150,442)	(202,845)
Other, net	(1,803)	(955)
Net cash used in financing activities	(195,198)	(246,893)
Effects of exchange rate changes on cash	(3,679)	(13,422)
Net decrease in cash and cash equivalents, including restricted balances	(557,756)	(619,339)
Cash, cash equivalents and restricted cash, beginning of period	1,015,316	1,050,713
Cash, cash equivalents and restricted cash, end of period	$457,560	$431,374
SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid (received), net	$58,337	$(29,811)
Interest paid on borrowings	19,792	19,792
Accrued additions to property and equipment	3,316	4,704
New operating right of use assets and related lease liabilities	38,468	52,265
Accrued dividends payable to common shareholders	46,901	46,100
Accrued purchase of common stock	10,003	32,356

(in 000s)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURE - EBITDA	2023	2022

Net loss - as reported	$(163,482)	$(168,421)
Discontinued operations, net	609	1,054
Net loss from continuing operations - as reported	(162,873)	(167,367)
Add back:
Income tax benefit	(49,487)	(53,957)
Interest expense	15,870	15,824
Depreciation and amortization	30,225	33,624
	(3,392)	(4,509)
EBITDA from continuing operations	$(166,265)	$(171,876)

(in 000s, except per share amounts)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2023	2022

Net loss from continuing operations - as reported	$(162,873)	$(167,367)
Adjustments:
Amortization of intangibles related to acquisitions (pretax)	12,555	12,696
Tax effect of adjustments (1)	(2,936)	(3,221)
Adjusted net loss from continuing operations	$(153,254)	$(157,892)
Diluted loss per share from continuing operations - as reported	$(1.11)	$(1.05)
Adjustments, net of tax	0.06	0.06
Adjusted diluted loss per share from continuing operations	$(1.05)	$(0.99)

(1)Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.
Non-GAAP Financial Information
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, adjusted diluted earnings per share from continuing operations, free cash flow, and free cash flow yield. We also use EBITDA from continuing operations and pretax income from continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.